Exhibit 99.1

FROM:	FOR:
Financial Relations Board	Community First Bankshares, Inc.
676 St. Clair	520 Main Avenue
Chicago, IL 60611	Fargo, ND 58124-0001
Contact: Jeff Wilhoit	Contact: Mark A. Anderson
312-640-6757	701-298-5600
jwilhoit@financialrelationsboard.com	IPR@CommunityFirst.com

COMMUNITY FIRST BANKSHARES REPORTS FIRST QUARTER EARNINGS

FARGO, N.D., April 15, 2004  – Community First Bankshares, Inc., (Nasdaq: CFBX) today reported results for the first quarter of 2004.

First Quarter Highlights

•                  Diluted earnings per share of 45 cents, compared to 50 cents in the first quarter of 2003.

•                  Net income of $16.9 million, a decrease of 12.9 percent from $19.4 million in the first quarter of 2003.

•                  Return on average equity (ROE) of 18.98 percent, compared to 21.01 percent in the first quarter of 2003.

•                  Return on assets (ROA) of 1.25 percent, compared to 1.38 percent in the first quarter of 2003.

•                  Net interest margin was 4.70 percent, compared to 4.90 percent in the first quarter of 2003 and 4.80 percent in the fourth quarter of 2003.

•                  Nonperforming assets comprised .47 percent of total assets at March 31, 2004, compared to .61 percent at March 31, 2003 and .48 percent at December 31, 2003.  Non-performing assets to period-end loans and OREO was .77 percent at March 31, 2004, versus 1.00 percent at March 31, 2003 and .79 percent at December 31, 2003.

•                  On March 16, BancWest Corporation and Community First announced the signing of a definitive agreement wherein BancWest will acquire Community First Bankshares for $32.25 per share in a cash transaction valued at $1.2 billion. The transaction is expected to close during the third quarter of 2004.

	First Quarter
	2004	2003
Net income (in millions)	$16.9	$19.4
Basic earnings per share	.46	.50
Diluted earnings per share	.45	.50

Return on assets	1.25%	1.38%
Return on common equity	18.98	21.01
Net interest margin	4.70	4.90

Community First Bankshares, Inc., (Nasdaq: CFBX) today reported net income of $16,904,000 for the quarter ended March 31, 2004, or 45 cents per share diluted. This compares to net income of $19,401,000 or 50 cents per share diluted for the first quarter of 2003.

Return on average equity was 18.98 percent in the first quarter of 2004, and return on average assets was 1.25 percent. In the first quarter of 2003, return on average equity was 21.01 percent and return on average assets was 1.38 percent.

“The conservative posture we assumed while the economy faltered and interest rates remained near historic lows over the last couple of years is consistent with Community First’s operating culture of disciplined pricing and commitment to asset quality,” commented Mark Anderson, president and chief executive officer. “While results of operations for the first quarter were not in line with our expectations, our strategy has served us well, and will allow us to more fully participate in an improving market environment, as we continue to see signs of economic recovery. In terms of net charge-offs, we recorded our best performance in the last 17 quarters.  Our balance sheet continues to improve, and the operational initiatives that we have executed will position us well to pursue opportunities in our markets.

“Our commitment to building new growth avenues within our noninterest income business continued to produce positive results during the first quarter, as commissions from insurance sales achieved a record quarter.  We reinforced our growing network of insurance services through the acquisition of a Colorado insurance agency and book of business in the first quarter, as well as an additional Colorado agency, renewal rights and another book of business early in the second quarter.   The moves bring to 56 the number of locations offering insurance services within our market footprint of 155 offices.  In addition to its growing importance on our income statement, the ability to offer a full slate of financial services to our clients is central to our core solutions-based approach.  We also took steps to strengthen critical mass awareness within our market footprint through the opening in the quarter of a new branch in Lino Lakes, Minn.  Another location in Blaine, Minn., is scheduled to open in May, while four additional planned bank locations in Chaska, Chanhassen, Lakeville and Inver Grove Heights, Minn., are scheduled to open in 2004.  Also during the quarter, we completed the previously announced transition of 16 Regional Financial Centers to Community Financial Centers.  Our Regional Financial Centers offer a broad mix of business and retail services, while Community Financial Centers maintain primarily a retail focus. We expect this transition will provide an additional level of personal service and flexibility by more closely aligning our offerings with the unique needs of our client base within these markets.”

On March 16th, BancWest Corporation and Community First announced a definitive agreement in which BancWest will acquire Community First Bankshares in an all cash transaction valued at $1.2 billion or $32.25 per Community First common share.  The transaction, contingent on shareholder and regulatory approvals, would create a banking network comprising 451 locations in 16 states.  Due to the impending acquisition, Community First recently announced that its Annual Meeting of Shareholders will be held in conjunction with the meeting at which its shareholders will vote on the proposed transaction.

“Positive signs within the industry and in our own business are all the more encouraging in light of our impending merger with BancWest Corporation,” added Anderson.  “With virtually no market overlap, our combined organization would immediately become one of the leading financial institutions in the Western and Midwestern United States.  As a very disciplined, client-focused financial services company, we believe this transaction would present enhanced opportunities to achieve our goal of exceeding the expectations of our clients.”

Net Interest Income

Interest income in the first quarter of 2004 was $70,552,000 compared to $82,005,000 in the first quarter of 2003, a decrease of 14.0 percent, reflecting further declines in interest rates, as well as continued decreases in loans outstanding. Interest expense for the first quarter was $14,214,000, down 31.8 percent from the first quarter of 2003. Average deposits for the quarter decreased 4.6 percent from the first quarter of 2003, while on a linked quarter basis, deposits remained consistent. Net interest income was $56,338,000 for the first quarter of 2004, down 7.9 percent compared to $61,164,000 for the first quarter of 2003. Net interest margin was 4.70 percent for the first quarter of 2004, versus 4.90 percent in the first quarter of 2003 and 4.80 percent in the fourth quarter of 2003.

Commenting on the change in net interest margin, chief financial officer Craig Weiss said, “Softness in loan volumes and continued low interest rates contributed to a 10 basis point contraction of margin during the quarter. As we look at an improving environment for lending opportunities, we believe that we are well-positioned to maximize these opportunities.”

Loan Activity

Total loans as of March 31, 2004, were $3.3 billion, down 5.3 percent from one year ago.  “While total loans were down on a year-over-year basis, we continue to see growth of our indirect business and commercial mortgages,” said Ron Strand, vice chairman and chief operating officer. “SBA premium income, which is included among our noninterest income business, decreased significantly, as we experienced the impact of program caps.  As one of the larger and fast-growing SBA lenders in the business, we expect to resume our strong performance in this important area as funding issues are worked out at the governmental level.  While we will remain responsive to all compelling asset growth opportunities, we will proceed cautiously as we gauge the health and sustainability of the positive economic signs we are seeing.”

Loan Losses

Nonperforming assets represented .47 percent of total assets at March 31, 2004, compared to .61 percent in the same quarter last year and .48 percent at December 31, 2003. The allowance for loan losses was 1.59 percent of total loans and 264 percent of nonperforming loans at March 31, 2004, compared to 1.57 percent and 195 percent respectively at March 31, 2003 and 1.57 percent and 251 percent respectively, at December 31, 2003. Net charge-offs were $2.0 million or .25 percent (annualized) of average loans for the first quarter of 2004, compared to $4.7 million or .54 percent for the first quarter of 2003 and $4.0 million or .48 percent at December 31, 2003.

“The effectiveness of our loan evaluation and servicing processes was clearly behind our strong improvements in key loan quality benchmarks this quarter,” added Strand.  “Our Loan Center initiative, which will be fully completed during the second quarter, has provided a strong level of support and confidence in pursuing quality assets within our markets.  We believe our Special Assets Group works to address areas of concern within our portfolio before larger issues arise.”

Noninterest Income

Noninterest income in the first quarter increased to $22,919,000, compared to $21,866,000 in the first quarter of 2003. Insurance commissions were up 13.5 percent in the first quarter of 2004, compared to the same period in 2003, and investment sales commissions increased 56.0 percent over the same period.

“We have been active in acquiring insurance businesses, but our strong growth in insurance commissions this quarter is also attributable to core growth in our existing business, which is a clear sign that we can compete effectively within our markets, and that clients are responding to our comprehensive financial solutions focus,” said Anderson. “Similarly, our performance in investment sales reflects, in part, improved efficiencies relative to income and expenses reported by our third party provider, and underscores our growing proficiency in incorporating investment tools more consistently throughout our clients’ portfolios as their financial needs warrant.”

Noninterest Expense

For the first quarter of 2004, noninterest expense was $51,752,000, an increase of 2.1 percent from the same period in 2003. “The conservative and disciplined approach that has served us so well during the recent economic downturn also extends to our philosophy of controlling expenses,” said Weiss. “The net result is a more streamlined organization with the operational flexibility to pursue compelling growth opportunities wherever they are identified.”

Capital Structure

The company repurchased 582,500 of its common shares during the first quarter of 2004. Community First has suspended its repurchase plan and does not expect to repurchase additional Community First common shares.  Since the first quarter of 2000, the company has repurchased a total of approximately 15 million shares, with 1.8 million shares remaining under the current repurchase authorization.

During the first quarter, Community First raised its regular quarterly dividend from 23 cents to 24 cents per common share, marking the sixteenth dividend increase since the company became publicly held in 1991.

The $1.2 billion or $32.25 per share purchase price announced by BancWest Corporation is equivalent to 16 times 2003 earnings and represents a 14% premium to the average closing stock price of Community First in the three months prior to the announcement of the transaction. The boards of directors of BancWest Corporation and Community First Bankshares have approved the transaction. The transaction also has been approved by the board of BancWest’s parent, BNP Paribas. The merger requires approval from Community First shareholders and federal banking regulators. Once all regulatory approvals have been received, the merger is expected to close during the third quarter of 2004.

“One of the reasons we exist as a publicly-traded entity is to create value for our shareholders,” said Anderson. “We have always been committed to evaluating any and all avenues to accomplish that goal, with the most recent example being our proposed merger with BancWest Corporation.  With a fair return for our shareholders, we believe that the stewardship of Community First’s vision and values will continue in the very capable hands of our new partners.”

Community First Bankshares is hosting a conference call at 12:00 noon, CDT on April 15, at which time management will discuss the results of the first quarter. Individual investors and the media are welcome to join the call by dialing 888-241-0096 shortly before the scheduled time of the call. Callers should ask to be connected to the Community First Bankshares conference call hosted by Mark Anderson. A transcript of the call will be posted on the company’s Web site.

About Community First Bankshares, Inc.

Community First Bankshares, a $5.5 billion financial services company, provides a complete line of banking, investment, insurance, mortgage and trust products to individuals and businesses. The company’s extensive offering of financial products and services is marketed through full-service offices in 137 communities in 12 states—Arizona, California, Colorado, Iowa, Minnesota, Nebraska, New Mexico, North Dakota, South Dakota, Utah, Wisconsin and Wyoming. The company’s services include an online banking system that offers electronic bill payment and discount brokerage capabilities, telephone banking and an extensive ATM network. Community First Bankshares stock is traded on The Nasdaq Stock Market® under the symbol CFBX. The latest investor and other corporate information is available at its Web site, www.CommunityFirst.com.

This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995 that are subject to certain risks and uncertainties that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. The company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Factors that could cause actual results to differ from the results discussed in the forward-looking statements include, but are not limited to: risk of loans and investments, including dependence on local economic conditions; competition for the company’s customers from other providers of financial services; possible adverse effects of changes in interest rates; execution and implementation of a series of previously announced strategic initiatives; balance sheet and capital ratio risks related to the share repurchase program; risks related to the company’s acquisition and market extension strategy, including risks of adversely changing results of operations and factors affecting the company’s ability to consummate further acquisitions or extend its markets; and other risks detailed in the company’s filings with the Securities and Exchange Commission, all of which are difficult to predict and many of which are beyond the control of the company.

About BancWest Corporation

BancWest Corporation (www.bancwestcorp.com) is a bank holding company with assets of $38.4 billion. It is headquartered in Honolulu, Hawaii, with an administrative headquarters in San Francisco, California. Besides Bank of the West, BancWest’s other principal subsidiary is First Hawaiian Bank (56 branches in Hawaii, two in Guam and one in Saipan). BancWest is a wholly owned subsidiary of BNP Paribas. BNP Paribas, headquartered in Paris, is the most profitable bank in the Euro zone and among the 10 largest banks in the world based on asset size.

This release contains forward-looking statements, including statements regarding anticipated timing of the transaction and possible performance of the combined company after the transaction is completed. Such statements reflect management’s best judgment as of this date, but they involve risks and uncertainties that could cause actual results to differ materially from those presented. Factors that could cause such differences include, without limitation, (1) the possibility that regulatory approvals may be delayed or denied or that burdensome conditions may be imposed in connection with such approvals; (2) the possibility of customer or employee attrition following this transaction; (3) failure to fully realize expected cost savings from the transaction; (4) lower than expected revenues following the transaction; (5) problems or delays in bringing together the two companies; (6) the possibility of adverse changes in global, national or local economic or monetary conditions, (7) competition and change in the financial services business, and (8) other factors described in our recent filings with the Securities and Exchange Commission. Those factors or others could result, for example, in delay or termination of the transaction discussed above.  Readers should carefully consider those risks and uncertainties in reading this release. Except as otherwise required by law, BancWest and Community First Bankshares disclaim any obligation to update any forward-looking statements included herein to reflect future events or developments.

In connection with the proposed transaction, Community First will be filing proxy statements and other materials with the Securities and Exchange Commission. Investors are urged to read the proxy statement and these materials when they are available because they contain important information.

Community First and its officers and directors may be deemed to be participants in the solicitation of proxies with respect to the proposed transaction matters. Information regarding such individuals is included in Community First’s proxy statements and Annual Reports on Form 10-K previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the merger when it becomes available. Investors may obtain a free copy of the proxy statements and other relevant documents when they become available as well as other materials filed with the Securities and Exchange Commission concerning Community First and these individuals at the Securities and Exchange Commission’s website at http://www.sec.gov. These materials and other documents may also be obtained for free from: Community First Bankshares, Inc., 520 Main Avenue, Fargo, North Dakota 58124, Attn: Investor Relations.

-FINANCIAL TABLES FOLLOW-

COMMUNITY FIRST BANKSHARES, INC.

SELECTED FINANCIAL DATA

(In thousands, except share and per share data)

	Three Months Ended March 31
	2004	2003

Current Earnings:
Net interest income	$56,338	$61,164
Non interest income	22,919	21,866
Provision for loan losses	2,365	3,487

Net income applicable to common equity	16,904	19,401

Per Common and Common Equivalent Share Data:
Basic earnings per share	$0.46	$0.50
Diluted earnings per share	$0.45	$0.50

Dividend per common share	$0.24	$0.22
Period end book value	$9.80	$9.83

Average common shares outstanding:
Basic	37,041,345	38,601,216
Diluted	37,514,081	39,004,529

Key Performance Ratios:
Return on average assets	1.25%	1.38%
Return on average common shareholders’ equity	18.98%	21.01%
Average common shareholders’ equity to average assets	6.58%	6.56%
Leverage ratio	6.84%	6.72%
Net interest margin	4.70%	4.90%
Efficiency ratio	65.71%	60.43%

Average Balance Sheet Data:
Assets	5,441,982	5,704,068
Loans	3,305,392	3,587,067
Available-for-sale securities	1,593,403	1,582,359
Deposits	4,359,610	4,569,601
Common shareholders’ equity	358,171	374,448

End of Period Data:
Assets	5,461,570	5,749,512
Loans	3,308,210	3,494,772
Available-for-sale securities	1,596,363	1,702,469
Deposits	4,391,257	4,542,720
Common shareholders’ equity	361,273	377,834

Common shares outstanding	36,862,999	38,454,327

Credit Quality for Operations:
Annualized net charge-offs to average loans	0.25%	0.54%
Nonperforming assets to total assets	0.47%	0.61%
Nonperforming assets to period end loans and OREO	0.77%	1.00%
Allowance for loan losses to period end loans	1.59%	1.57%
Allowance for loan losses to nonperforming loans	264%	195%

Selected Financial Data

COMMUNITY FIRST BANKSHARES, INC.

FINANCIAL DATA WORKSHEET

(In thousands, except share and per share amounts)	Q1’04	Q4’03	Q3’03	Q2’03	Q1’03

Earnings Per Share:
Before Extraordinary Items/Cum Effect:
Basic	$0.46	$0.48	$0.48	$0.50	$0.50
Diluted	$0.45	$0.48	$0.48	$0.49	$0.50
After Extraordinary Items/Cum Effect:
Basic	$0.46	$0.48	$0.48	$0.50	$0.50
Diluted	$0.45	$0.48	$0.48	$0.49	$0.50
Common Dividend Declared Per Share	$0.24	$0.23	$0.23	$0.22	$0.22
EOP Book Value	$9.80	$9.68	$9.71	$9.98	$9.83
EOP Shares Outstanding:
Basic	36,862,999	37,357,414	37,723,391	38,258,397	38,454,327
Diluted	37,335,735	37,772,853	38,169,941	38,737,731	38,897,640
Average Shares Outstanding:
Basic	37,041,345	37,536,006	37,936,390	38,371,159	38,601,216
Diluted	37,514,081	37,951,445	38,382,940	38,850,493	39,044,529
HIGH Common Share Price	$32.16	$29.26	$29.01	$28.60	$27.23
LOW Common Share Price	$27.13	$26.20	$26.04	$25.87	$24.35

INCOME STATEMENT
Interest Income (FTE)	71,562	74,587	76,225	80,379	83,325
Interest Expense	14,214	15,107	16,228	18,362	20,841
Net Interest Income (FTE)	57,348	59,480	59,997	62,017	62,484
Loan Loss Provision	2,365	2,225	3,403	3,487	3,487
Investment Securities Transactions	1,511	1,631	444	1,795	464
Trading Account	0	0	0	0	0
Foreign Exchange	0	0	0	0	0
Trust Revenue	1,306	1,351	1,186	1,449	1,278
Insurance Revenue	4,633	3,698	4,080	3,364	4,081
Security Sales Revenue	3,200	2,648	2,048	2,310	2,051
Service Charges on Deposits	9,257	9,799	11,061	9,999	9,380
Other Non-Recurring Revenues	0	0	0	0	0
Other Non-Interest Revenue	3,012	4,095	5,702	4,167	4,612
Material Non-Recurring Revenue	0	0	0	0	0
Total Non-Interest Revenues	22,919	23,222	24,521	23,084	21,866
Salaries & Benefits	28,760	28,061	28,665	28,246	27,914
Occupancy & Equipment	8,789	8,241	8,206	8,435	8,608
Deposit Insurance Expense	164	165	179	185	191
Foreclosed Property Expense	124	452	471	213	370
Other Expenses	13,915	14,690	15,043	14,918	13,606
Material Non-Recurring Expenses	0	0	0	0	0
Minority Interest	0	0	0	0	0
Total Non-Interest Expense	51,752	51,609	52,564	51,997	50,689
Pre-Tax Income (FTE)	26,150	28,868	28,551	29,617	30,174
Tax Equivalent Adjustment	1,010	1,351	1,302	1,301	1,320
Reported Pre-Tax Income	25,140	27,517	27,249	28,316	28,854
Taxes	8,236	9,324	8,908	9,230	9,453
Income before extraordinary items	16,904	18,193	18,341	19,086	19,401
Cumulative effect of extraordinary item	0	0	0	0	0
Net Income after extraordinary item	16,904	18,193	18,341	19,086	19,401
MEMO:
Net Tax Applicable to Non-Recurring Items	0	0	0	0	0
Tax Applicable to Securities Transactions	604	652	178	718	186
Common Dividends	8,838	8,607	8,708	8,438	8,497
Preferred Dividends -
Non-Convertible	0	0	0	0	0
Convertible	0	0	0	0	0
After Tax Interest on Convertible Debt	0	0	0	0	0
EOP Employees (FTE) - As Reported	2,125	2,162	2,155	2,156	2,171
EOP Domestic Offices	137	136	136	136	136

Financial Data by Quarter

(In thousands, except share and per share amounts)	Q1’04	Q4’03	Q3’03	Q2’03	Q1’03
AVERAGE BALANCE SHEET
Taxable Securities	1,538,803	1,514,720	1,478,419	1,581,063	1,513,850
Tax-Exempt Securities	54,600	58,813	60,198	63,286	68,509
Domestic Loans	3,305,392	3,334,878	3,410,868	3,456,376	3,587,067
Foreign Loans	0	0	0	0	0
Other Earning Assets	6,655	6,193	8,840	8,393	5,009
Total Earning Assets	4,905,450	4,914,604	4,958,325	5,109,118	5,174,435
Total Assets	5,441,982	5,474,808	5,507,101	5,648,459	5,704,068
Savings/NOW Accounts	1,776,341	1,755,044	1,704,618	1,694,022	1,681,019
Money Market Deposits	198,102	206,816	203,488	214,451	224,291
Other Consumer Time	867,856	943,619	991,678	1,057,005	1,106,530
CD’s $100,000 & Over	502,117	469,723	516,315	548,323	612,227
Foreign Deposits	0	0	0	0	0
Short-Term Borrowings	444,281	416,584	424,670	490,351	435,239
Long-Term Borrowings	226,849	232,825	242,931	246,049	263,019
Total Interest-Bearing Liabilities	4,015,546	4,024,611	4,083,700	4,250,201	4,322,325
Demand Deposits	1,015,194	1,032,604	1,007,563	959,450	945,534
Total Deposits	4,359,610	4,407,806	4,423,662	4,473,251	4,569,601
Non-Convertible Preferred Equity	0	0	0	0	0
Convertible Preferred Equity	0	0	0	0	0
Common Equity	358,171	355,520	360,187	374,259	374,448
Total Preferred Equity	0	0	0	0	0

PARENT COMPANY DATA
EOP Investment in Subsidiaries	497,588	525,067	529,477	594,946	583,710
EOP Goodwill	0	0	0	0	0

ASSET QUALITY
EOP Nonaccrual Loans	19,725	20,630	25,932	25,543	27,897
EOP Restructured Loans	179	188	197	205	212
EOP OREO	5,534	5,461	6,236	6,489	7,082
Total Non-performing Assets	25,438	26,279	32,365	32,237	35,191
Loans > 90 days still accruing	3,416	3,220	4,451	2,603	3,364
EOP In-Substance foreclosure	0	0	0	0	0

NON-PERFORMING LOANS
Construction & Land Development	0	0	0	0	0
Commercial Mortgages	7,291	8,237	6,892	6,551	6,426
Commercial	8,803	7,471	12,917	12,534	15,645
Residential Mortgages	2,305	2,504	3,848	4,755	3,929
LDC	0	0	0	0	0
Other	1,505	2,606	2,472	1,908	2,109
Total	19,904	20,818	26,129	25,748	28,109

NET CHARGE-OFFS (current quarter)
Commercial Real Estate	57	90	(38)	17	250
Commercial	507	1,023	1,029	1,456	1,888
Residential Mortgages	442	523	748	274	208
Consumer	1,023	1,713	1,317	1,162	1,497
LDC	0	0	0	0	0
Agriculture	9	644	535	1,286	905
All Other	0	0	0	0	0
Total	2,038	3,993	3,591	4,195	4,748
Gross Charge-offs	3,659	5,233	5,102	5,711	6,564
Gross Recoveries	1,621	1,240	1,511	1,516	1,816

(In thousands, except share and per share amounts)	Q1’04	Q4’03	Q3’03	Q2’03	Q1’03
LOAN PORTFOLIO
Construction & Land Development	309,609	321,323	333,577	368,914	410,681
Commercial Mortgages	1,042,274	1,010,358	1,004,765	976,928	944,544
Commercial	572,229	582,861	611,791	656,350	687,263
Real Estate Loans	0	0	0	0	0
Residential Mortgages	378,949	389,644	399,425	423,605	445,305
Home Equity Loans	164,691	162,441	164,069	167,199	173,768
Credit Cards Outstanding	8,512	8,645	8,862	8,765	8,915
Other Consumer	674,186	669,812	653,085	632,004	625,666
LDC	0	0	0	0	0
Foreign	0	0	0	0	0
Agriculture	157,760	178,488	182,578	192,137	198,630
Total Loans & Leases	3,308,210	3,323,572	3,358,152	3,425,902	3,494,772

EOP DATA
Loan Loss Reserve	52,558	52,231	53,999	54,187	54,895
Assets	5,461,570	5,465,107	5,487,215	5,589,871	5,749,512
Total Deposits	4,391,257	4,389,210	4,370,093	4,461,248	4,542,720
Total Preferred Equity	0	0	0	0	0
Common Equity	361,273	361,800	366,109	381,960	377,834
Convertible Debt	0	0	0	0	0
Total Long-Term Debt	233,169	227,441	229,708	241,970	309,083
Deposit Intangibles	22,180	22,823	23,466	24,109	24,752
Goodwill	63,448	63,448	63,448	63,448	62,903
Other Intangibles	7,635	7,579	7,000	7,131	7,092
Total Intangibles	93,263	93,850	93,914	94,688	94,747

RISK-ADJUSTED CAPITAL
EOP Risk-Adjusted Total Assets	3,861,010	3,884,282	3,958,923	3,960,031	4,057,705
Tier I Capital	370,637	379,146	378,997	386,988	383,180
Tier I Ratio	9.60%	9.76%	9.57%	9.77%	9.44%
Tier II Capital	66,694	64,494	70,145	73,451	140,930
Total Capital	437,331	443,640	449,142	460,439	524,110
Total Capital Ratio	11.33%	11.42%	11.35%	11.63%	12.92%
Leverage Ratio	6.84%	6.99%	6.96%	6.98%	6.72%
Equity to Assets Ratio	6.61%	6.62%	6.67%	6.83%	6.57%
Tangible Equity to Assets Ratio	4.91%	4.90%	4.96%	5.14%	4.92%

EFFICIENCY RATIO
Net Interest Income	57,348	59,480	59,997	62,017	62,484
Non-Interest Income	22,919	23,222	24,521	23,084	21,866
Less: Non-Recurring Income	0	0	0	0	0
Less: Other Non-Recurring Items	(1,511)	(1,631)	(444)	(1,795)	(464)
Total Revenue	78,756	81,071	84,074	83,306	83,886

Non-Interest Expense	51,752	51,609	52,564	51,997	50,689
Less: Non-Recurring Non-Int Expenses	0	0	0	0	0
Less: Other Non-Recurring Expenses	0	0	0	0	0
Total Expense	51,752	51,609	52,564	51,997	50,689

Efficiency Ratio - Reported	65.71%	63.66%	62.52%	62.42%	60.43%

PERFORMANCE RATIOS
Return on Average Assets	1.25%	1.32%	1.32%	1.36%	1.38%
Return on Average Equity	18.98%	20.30%	20.20%	20.45%	21.01%
Net Interest Margin	4.70%	4.80%	4.80%	4.87%	4.90%

COMMUNITY FIRST BANKSHARES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)	Q1-04	Q4-03	Q3-03	Q2-03	Q1-03
Interest income:
Loans	$54,543	$57,048	$59,774	$61,410	$63,210
Investment securities	15,999	16,179	15,135	17,651	18,783
Interest-bearing deposits	9	9	12	16	12
Fed funds sold & resale agreements	1	0	2	1	0
Total interest income	70,552	73,236	74,923	79,078	82,005
Interest expense:
Deposits	9,202	10,130	11,060	12,662	14,707
Short-term & other borrowings	1,085	1,035	1,067	1,480	1,358
Long-term debt	3,927	3,942	4,101	4,220	4,776
Total interest expense	14,214	15,107	16,228	18,362	20,841
Net interest income	56,338	58,129	58,695	60,716	61,164
Provision for loan losses	2,365	2,225	3,403	3,487	3,487
Net interest income after provision for loan losses	53,973	55,904	55,292	57,229	57,677
Noninterest income:
Service charges on deposit accounts	9,257	9,799	11,061	9,999	9,380
Insurance commissions	4,633	3,698	4,080	3,364	4,081
Fees from fiduciary activities	1,306	1,351	1,186	1,449	1,278
Security sales commissions	3,200	2,648	2,048	2,310	2,051
Net gains on sales of available-for-sale securities	1,511	1,631	444	1,795	464
Other	3,012	4,095	5,702	4,167	4,612
Total noninterest income	22,919	23,222	24,521	23,084	21,866
Noninterest expense:
Salaries & employee benefits	28,760	28,061	28,665	28,246	27,914
Net occupancy	8,789	8,241	8,206	8,435	8,608
FDIC insurance	164	165	179	185	191
Legal and accounting	337	759	646	879	407
Other professional service	987	1,345	1,052	1,217	889
Advertising	1,042	787	1,141	1,023	930
Telephone	1,474	1,218	1,408	1,628	1,526
Data processing	2,044	1,828	1,630	1,860	1,718
Other real estate and repossessed personal property	124	452	471	213	370
Amortization of intangibles	867	859	844	840	831
Other	7,164	7,894	8,322	7,471	7,305
Total noninterest expense	51,752	51,609	52,564	51,997	50,689

Income before income taxes	25,140	27,517	27,249	28,316	28,854
Provision for income taxes	8,236	9,324	8,908	9,230	9,453
Net income applicable to common equity	$16,904	$18,193	$18,341	$19,086	$19,401
Earnings per common and common equivalent share:
Basic net income	$0.46	$0.48	$0.48	$0.50	$0.50
Diluted net income	$0.45	$0.48	$0.48	$0.49	$0.50
Average common shares outstanding:
Basic	37,041,345	37,536,006	37,936,390	38,371,159	38,601,216
Diluted	37,514,081	37,951,445	38,382,940	38,850,493	39,044,529

Linked Qtr Inc Stmt

COMMUNITY FIRST BANKSHARES, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share amounts)	3/31/04	12/31/03	9/30/03	6/30/03	3/31/03

ASSETS
Cash & due from banks	$212,583	$234,076	$228,452	$223,522	$201,185
Fed funds sold and securities purchased under agreement to resell	0	0	0	6,750	0
Interest-bearing deposits	4,373	3,319	4,501	5,390	8,238
Available-for-sale securities	1,596,363	1,563,419	1,549,792	1,588,644	1,702,469
Loans	3,308,210	3,323,572	3,358,152	3,425,902	3,494,772
Less: Allowance for loan losses	(52,558)	(52,231)	(53,999)	(54,187)	(54,895)
Net loans	3,255,652	3,271,341	3,304,153	3,371,715	3,439,877

Bank premises & equipment - net	133,465	131,008	132,533	132,581	132,736
Accrued interest receivable	29,632	28,696	33,718	31,481	33,844
Goodwill	63,448	63,448	63,448	63,448	62,903
Other intangible assets	29,815	30,402	30,466	31,240	31,844
Other assets	136,239	139,398	140,152	135,100	136,416

Total assets	5,461,570	5,465,107	5,487,215	5,589,871	5,749,512

LIABILITIES & SHAREHOLDERS’ EQUITY

Deposits:
Noninterest-bearing	436,279	447,648	441,139.00	461,652.00	369,282.00
Interest-bearing:
Savings & NOW accounts	2,585,254	2,552,056	2,474,429	2,444,297	2,503,208
Time deposits over $100,000	511,756	501,440	510,445	551,390	605,849
Other time deposits	857,968	888,066	944,080	1,003,909	1,064,381
Total deposits	4,391,257	4,389,210	4,370,093	4,461,248	4,542,720
Fed funds purchased and securities sold under agreement to repurchase	416,732	416,689	442,794	376,244	437,287
Short-term borrowings	12,996	25,577	30,477	83,329	30,602
Long-term debt	228,211	222,211	224,211	236,211	303,067
Capital lease obligations	4,958	5,230	5,497	5,759	6,016
Accrued interest payable	13,238	13,081	14,759	18,417	21,308
Other liabilities	32,905	31,309	33,275	26,703	30,678
Total liabilities	5,100,297	5,103,307	5,121,106	5,207,911	5,371,678

Shareholders’ equity:
Common stock	510	510	510	510	510
Capital surplus	195,155	194,911	193,516	194,365	194,144
Retained earnings	440,322	432,574	423,043	413,690	403,759
SFAS 115 Equity Adjustment	13,348	7,053	11,426	20,284	19,389
Cost of common stock in treasury	(288,062)	(273,248)	(262,386)	(246,889)	(239,968)
Total shareholders’ equity	361,273	361,800	366,109	381,960	377,834

Total liabilities and shareholders’ equity	$5,461,570	$5,465,107	$5,487,215	$5,589,871	$5,749,512

Period-end common shares outstanding	36,862,999	37,357,414	37,723,391	38,258,397	38,454,327

Book value per common share	$9.80	$9.68	$9.71	$9.98	$9.83

Linked Qtr Balanced Sheet

COMMUNITY FIRST BANKSHARES, INC.

CONSOLIDATED STATEMENTS OF INCOME

	For the Three Months Ended
	March 31,		%
(In thousands, except per share amounts)	2004	2003	Change

Interest income:
Loans	$54,543	$63,210	-14%
Investment securities	15,999	18,783	-15%
Interest-bearing deposits	9	12	-25%
Federal funds sold and resale agreements	1	0	0%
Total interest income	70,552	82,005	-14%
Interest expense:
Deposits	9,202	14,707	-37%
Short-term and other borrowings	1,085	1,358	-20%
Long-term debt	3,927	4,776	-18%
Total interest expense	14,214	20,841	-32%
Net interest income	56,338	61,164	-8%
Provision for loan losses	2,365	3,487	-32%
Net interest income after provision for loan losses	53,973	57,677	-6%
Noninterest income:
Service charges on deposit accounts	9,257	9,380	-1%
Insurance commissions	4,633	4,081	14%
Fees from fiduciary activities	1,306	1,278	2%
Security sales commissions	3,200	2,051	56%
Net gains on sales of securities	1,511	464	226%
Other	3,012	4,612	-35%
Total noninterest income	22,919	21,866	5%
Noninterest expense:
Salaries and employee benefits	28,760	27,914	3%
Net occupancy	8,789	8,608	2%
FDIC insurance	164	191	-14%
Legal and accounting	337	407	-17%
Other professional service	987	889	11%
Advertising	1,042	930	12%
Telephone	1,474	1,526	-3%
Data processing	2,044	1,718	19%
Other real estate and repossessed personal property	124	370	-66%
Amortization of intangibles	867	831	4%
Other	7,164	7,305	-2%
Total noninterest expense	51,752	50,689	2%

Income before income taxes	25,140	28,854	-13%
Provision for income taxes	8,236	9,453	-13%
Net income applicable to common equity	$16,904	$19,401	-13%

Earnings per common and common equivalent share:
Basic net income	$0.46	$0.50	8%

Diluted net income	$0.45	$0.50	10%

Average common and common equivalent shares outstanding:
Basic	37,041,345	38,601,216	-4%
Diluted	37,514,081	39,044,529	-4%

Comparative Income Statements